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                                                                     Exhibit 3.1

                                     FORM OF

                     ORION MULTIFAMILY INVESTMENT FUND, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Orion Multifamily Investment Fund, Inc., a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

                                    ARTICLE I

                                      NAME

        The name of the corporation is Orion Multifamily Investment Fund, Inc. (the "Company"). So far as may be practicable, the business of the Company shall be conducted and transacted under that name. Under circumstances in which the Company's Board of Directors determines that the use of the name "Orion Multifamily Investment Fund, Inc." is not practicable, it may use any other designation or name for the Company.

                                   ARTICLE II

                               PURPOSES AND POWERS

        The purposes for which the Company is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying and engaging in business as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the "Code")), for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter in force.

                                   ARTICLE III

                       RESIDENT AGENT AND PRINCIPAL OFFICE

        The name and address of the resident agent for service of process of the Company in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The address of the Company's principal office in the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202. The Company may have such other offices and places of business within or outside the State of Maryland as the Board may from time to time determine.

                                   ARTICLE IV

                                   DEFINITIONS

        As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

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"ACQUISITION EXPENSES" means any and all expenses incurred by the Company, the
Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.

"ACQUISITION FEE" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgages or the purchase, development or construction of a Property, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

"ADVISOR" or "ADVISORS" means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 8.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

"ADVISORY AGREEMENT" means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

"AFFILIATE" or "AFFILIATED" means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

"ASSET" means any Property, Mortgage or other investment (other than investments in bank accounts, money market funds or other current assets) owned by the Company, directly or indirectly through one or more of its Affiliates, by the Company and any other investment made, directly or indirectly through one or more of its Affiliates.

"AVERAGE INVESTED ASSETS" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

"BOARD" means, collectively, the individuals named in Section 6.1 of the Charter and such other individuals who may be duly elected and qualified to serve as Directors thereafter to replace any such person or fill a vacancy caused by the death, removal or resignation of any such person or caused by an increase in the number of Directors.

"BYLAWS" means the Bylaws of the Company, as amended from time to time.

"CHARTER" means these Articles of Amendment and Restatement and any Articles of Amendment, Articles Supplementary or other modification or amendment thereto.

"CODE" shall have the meaning as provided in Article II herein.

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"COMMENCEMENT OF THE INITIAL PUBLIC OFFERING" shall mean the date that the
Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

"COMMON SHARES" shall have the meaning as provided in Section 5.1 herein.

"COMPANY" shall have the meaning as provided in Article I herein.

"COMPETITIVE REAL ESTATE COMMISSION" means a real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

"CONSTRUCTION FEE" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.

"CONTRACT PURCHASE PRICE" means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property or the amount of funds advanced with respect to a Mortgage, or the amount actually paid or allocated in respect of the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses, but in each case including any indebtedness assumed or incurred in respect of such Property.

"DEALER MANAGER" means Related Equities Corporation, an Affiliate of the Company, or such other Person selected by the Board to act as the dealer manager for an Offering.

"DEVELOPMENT FEE" means a fee for the packaging of a Property or Mortgage, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

"DIRECTOR" means a member of the Company's Board.

"DISTRIBUTIONS" means any distributions of money or other property, pursuant to
Section 5.2(iii) hereof, by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

"GROSS PROCEEDS" means the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share purchased by the Company's Advisor for a discount, or for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

"INDEPENDENT APPRAISER" means a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is a qualified appraiser of Real Property of the type held by the Company or of other Assets as determined by the Board of Directors. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification as to Real Property.

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"INDEPENDENT DIRECTOR" means a Director who has not (a) as of the date of determination and within the last three years from the date of determination (other than in his or her capacity as a director of the Company), (i) owned an interest in the Sponsor or Advisor, or any of their respective Affiliates, (ii) directly or indirectly, accepted any consulting, advisory or other compensation from the Company, (iii) been an Affiliate of the Company or any of its Affiliates, (iv) been an officer or director of the Sponsor, Advisor or any of their respective Affiliates, (v) been employed by or performed services for, the Sponsor, Advisor, Company or any of their respective Affiliates, (vi) served as a trustee or director for more than three REITs advised by the Advisor or organized by the Sponsor, or (vii) been an executive officer of another entity on whose compensation committee any of the Company's executives officer serves,
(b) been a partner, controlling shareholder or executive officer of an entity to which the Company has made or received payments equal to or more than (i) 5% of the Company's consolidated gross revenues for its most recent fiscal year or
(ii) $200,000 in any of the Company's three most recent fiscal years, or (c) had a member of his or her immediate family serve as an executive officer of the Company or any of its Affiliates in any of the last three years prior to the date of determination.

"INITIAL INVESTMENT" means that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines.

"INITIAL PUBLIC OFFERING" means the first Offering.

"INVESTED CAPITAL" means the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and Refinancing Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company's plan for the repurchase of Shares.

"JOINT VENTURES" means those joint venture or partnership arrangements in which the Company or the Operating Partnership is a co-venturer, limited liability company member, limited partner or general partner established to acquire or hold Assets.

"LEVERAGE" means the aggregate amount of long-term permanent indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

"LISTING" means the listing of the Shares on a national securities exchange, the quotation of the Shares by The Nasdaq Stock Market ("Nasdaq") or the trading of the Shares in the over-the-counter market. Upon such Listing, the Shares shall be deemed Listed.

"MANAGEMENT AGREEMENT" means the agreement between the Company and its property manager, which may be an Affiliate of the Company, pursuant to which such property manager will perform certain property management services for the Company and its Assets.

"MGCL" means the Maryland General Corporation Law.

"MORTGAGES" means, in connection with mortgage financing provided, invested in, participated in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owed by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

"NASAA REIT GUIDELINES" means the Statement of Policy Regarding Real Estate Investment Trusts as adopted by the North American Securities Administrators Association on September 9, 1993.

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"NET ASSETS" means the total assets of the Company (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

"NET INCOME" means for any period, the Company's total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.

"NET SALES PROCEEDS" means in the case of a transaction described in clause (i)
(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i) (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i) (C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i) (D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.

"OFFERING" means any public offering and sale of Shares pursuant to an effective registration statement filed under the Securities Act.

"OPERATING PARTNERSHIP" means Orion Multifamily LP, an Affiliate of the Company through which the Company may own Assets.

"ORGANIZATION and OFFERING EXPENSES" means any and all costs and expenses incurred by and to be paid from the assets of the Company in connection with the formation, qualification and registration of the Company, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees, accountants' and attorneys' fees.

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"PERSON" means an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit (as defined in Article V, Section 5.9(i) hereof) applies.

"PREFERRED SHARES" shall have the meaning as provided in Section 5.1 herein.

"PROPERTY" or "PROPERTIES" means, as the context requires, any, or all, respectively, of the Real Property acquired by the Company, directly or indirectly through joint venture arrangements or other partnership or investment interests.

"PROSPECTUS" means the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus and an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act.

"REAL PROPERTY" or "REAL ESTATE" means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

"REFINANCING PROCEEDS" means the proceeds of the refinancing of any indebtedness of the Company, less the amount of expenses incurred by or on behalf of the Company in connection with such refinancing.

"REIT" means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.

"REIT PROVISIONS OF THE CODE" means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

"ROLL-UP ENTITY" means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

"ROLL-UP TRANSACTION" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity to the Stockholders of the Company. Such term does not include:

        (a) a transaction involving securities of the Company that have been for at least twelve (12) months listed on a national securities exchange or traded through Nasdaq's National Market System; or

        (b) a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

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                (i) Stockholders' voting rights;

                (ii) the term of existence of the Company;

                (iii) Sponsor or Advisor compensation; or

                (iv) the Company's investment objectives.

"SALE" or "SALES" means (i) any transaction or series of transactions whereby:
(A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company or the Operating Partnership as a co-venturer or partner directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.

"SDAT" shall have the meaning as provided in Section 5.4 herein.

"SECURITIES" means any of the following issued by the Company, as the text requires: Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

"SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

"SELLING COMMISSIONS" means any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to the Dealer Manager and any Soliciting Dealer.

"SHARES" means shares of capital stock of the Company of any class or series, including Common Shares or Preferred Shares.

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"SOLICITING DEALERS" means those broker-dealers that are members of the National
Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.

"SPONSOR" means any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Company, (ii) will manage or participate in the management of the Company, and any Affiliate of any such Person, other than a Person whose only relationship with the Company is that of an independent property manager and whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Company, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Company on a basis which was not negotiated at arm's-length with the Company. The term "Sponsor" shall not include third parties wholly independent of the Company, such as attorneys, accountants and underwriters whose only compensation is for professional services.

"STOCKHOLDERS" means the holders of record of the Company's Shares as maintained in the books and records of the Company or its transfer agent.

"TERMINATION DATE" means the date of termination of the Advisory Agreement.

"TERMINATION OF THE INITIAL PUBLIC OFFERING" shall mean the earlier of (i) the date on which the Initial Public Offering expires or is terminated by the Company or (ii) the date on which all shares offered in the Initial Public Offering are sold, excluding warrants offered thereunder and shares that may be acquired upon exercise of such warrants and shares offered thereunder that may be acquired pursuant to the Reinvestment Plan (as hereafter defined).

"TOTAL OPERATING EXPENSES" means all costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, that are in any way related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

"UNIMPROVED REAL PROPERTY" means Property in which the Company has an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

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                                    ARTICLE V

                                      STOCK

SECTION 5.1 AUTHORIZED SHARES. The total number of Shares that the Company shall have authority to issue is 70,000,000 Shares, of which (i) 60,000,000 shall be designated as common stock, $0.01 par value per Share (the "Common Shares"); and
(ii) 10,000,000 shall be designated as preferred stock, $0.01 par value per Share (the "Preferred Shares"). The aggregate par value of all authorized shares of stock having par value is $700,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to
Section 5.2(ii) or Section 5.3 of this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, as the case may be, so that the aggregate number of Shares of all classes that the Company has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this Article. To the extent permitted by Maryland law, the Board, without any action by the Stockholders, may amend the Charter from time to time to (i) increase or decrease the aggregate number of Shares, (ii) increase or decrease the number of Shares of any class or series that the Company has authority to issue, or (iii) classify or reclassify any unissued Shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such Shares.

SECTION 5.2 COMMON SHARES.

        (i) COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

        (ii) DESCRIPTION. Each Common Share shall entitle the holder thereof to one vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 hereof. Shares of a particular class of Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights. The Board may classify or reclassify any unissued Common Shares from time to time in one or more classes or series of stock.

        (iii) DISTRIBUTION RIGHTS. The Board from time to time may authorize and the Company may pay to Stockholders such dividends or other Distributions in cash or other property as the Board in its discretion shall determine. The Board shall endeavor to authorize, and the Company may pay, such dividends and Distributions as shall be necessary for the Company to qualify as a REIT under the REIT Provisions of the Code unless the Board has determined, in its sole discretion, that qualification as a REIT is not in the best interests of the Company; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until authorized by the Board and declared by the Company. The exercise of the powers and rights of the Board pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Company or by his or her duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Charter or distributions in which (i) the Board advises each Stockholder of the risks associated with direct ownership of the property, (ii) the Board offers each Stockholder the election of receiving such in-kind distributions, and (iii) in-kind distributions are made only to those Stockholders that accept such offer.

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        (iv)    RIGHTS UPON LIQUIDATION. In the event of any voluntary or
involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares shall be determined in accordance with applicable law. Each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares, that portion of such aggregate assets available for distribution as the number of outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares then outstanding.

        (v) VOTING RIGHTS. Except as may be provided otherwise in the Charter, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company.

SECTION 5.3 PREFERRED SHARES. The Board is hereby expressly granted the authority to authorize from time to time the issuance of one or more series of Preferred Shares. Prior to the issuance of each such class or series, the Board, by resolution, shall fix the number of shares to be included in each series, and the designation, preferences, terms, rights, restrictions, limitations, qualifications and terms and conditions of redemption of the shares of each class or series, if any. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

        (i) The designation of the series, which may be by distinguishing number, letter or title.

        (ii) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

        (iii) The redemption rights, including conditions and the price or prices, if any, for shares of the series.

        (iv) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

        (v) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.

        (vi) Whether the shares of the series shall be convertible into shares of any other class or series or any other security of the Company or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

        (vii) Restrictions on the issuance of shares of the same series or of any other class or series.

        (viii) The voting rights of the holders of shares of the series subject to the limitations contained in this Section 5.3; provided, however, that the voting rights of the holders of shares of any series of Preferred Shares shall not exceed voting rights that bear the same relationship to the voting rights of the holders of Common Shares as the consideration paid to the Company for each Preferred Share bears to the book value of each outstanding Common Share.

        (ix) Any other relative rights, preferences and limitations on that series, subject to the express provisions of any other series of Preferred Shares then outstanding. Notwithstanding any other provision of the Charter, the Board may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares.

SECTION 5.4 CLASSIFIED OR RECLASSIFIED SHARES. Prior to issuance of classified or reclassified shares of any class or series, the Board by resolution shall:
(a) designate that class or series to distinguish it from all other classes and series of stock of the Company; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Section
5.9 and subject to the express terms of any class or series of Stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

SECTION 5.5 CHARTER AND BYLAWS. All persons who shall acquire Shares shall acquire the same subject to the provisions of the Charter and the Bylaws.

SECTION 5.6 GENERAL NATURE OF SHARES. All Shares shall be personal property entitling the Stockholders only to those rights provided in the Charter, the MGCL or the resolution creating any class or series of Shares. The legal ownership of the Company's assets and the right to conduct the business of the Company are vested exclusively in the Board; the Stockholders shall have no interest therein other than the beneficial interest in the Company conferred by their Shares and shall have no right to compel any partition, division, dividend or Distribution of the Company or any of the Company's assets. The death of a Stockholder shall not terminate the Company or give his or her legal representative any rights against other Stockholders, the Board, the Company or the Company's assets, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Shares. Holders of Shares shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Company that the Company may at any time issue or sell. The Company shall not issue non-voting or assessable Common Shares or warrants, options or similar evidences of the right to buy stock unless the same are issued (i) to all holders of stock ratably as part of a financing arrangement, or (ii) as part of a stock option plan for the benefit of some or all of our or our Affiliates directors, officers or employees

SECTION 5.7 NO ISSUANCE OF SHARE CERTIFICATES. Until Listing, the Company shall not issue share certificates except to Stockholders who make a written request to the Company. A Stockholder's investment shall be recorded on the books of the Company. To transfer his or her Shares, a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, as required by the Bylaws and the MGCL or other applicable law.

SECTION 5.8 SUITABILITY OF STOCKHOLDERS.

        Until Listing, the following provisions shall apply:

        (i) INVESTOR SUITABILITY STANDARDS. Subject to suitability standards established by individual states, to become a Stockholder in the Company, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:

                (a) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

                (b) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

        (ii) DETERMINATION OF SUITABILITY OF SALE. The Sponsor and each Person selling Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall ascertain that the prospective Stockholder: (a) meets the minimum income and net worth standards established for the Company; (b) can reasonably benefit from the Company based on the prospective Stockholder's overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Stockholder's overall financial situation; and (d) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the Stockholder may lose the entire investment;
(3) the lack of liquidity of the Shares; (4) the restrictions on transferability of the Shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment.

        The Sponsor or each Person selling shares on behalf of the Sponsor or the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

        The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain these records for at least six years.

        (iii) MINIMUM INVESTMENT. The Company will sell shares of its common stock only to investors who initially purchase a minimum of 100 shares for an aggregate price of $1,000 or tax-exempt entities which purchase 300 shares for an aggregate price of $3,000.

SECTION 5.9 RESTRICTIONS ON OWNERSHIP AND TRANSFER.

        (i) DEFINITIONS. For purposes of Section 5.9, the following terms shall have the following meanings:

        "BENEFICIAL OWNERSHIP" means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

        "BUSINESS DAY" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

        "CHARITABLE BENEFICIARY" means one or more beneficiaries of the Trust as determined pursuant to Section 5.9(iii)(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

        "COMMON SHARE OWNERSHIP LIMIT" means not more than 9.8% percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares of the Company, subject to adjustment pursuant to
Section 5.9(ii)(h) (but not more than 9.9% percent of the aggregate of the outstanding Common Shares of the Company, as so adjusted). The number and value of outstanding Common Shares of the Company shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

        "CONSTRUCTIVE OWNERSHIP" means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

        "EXCEPTED HOLDER" means a Stockholder for whom an Excepted Holder Limit is created by this Charter or by the Board pursuant to Section 5.9(ii)(g).

        "EXCEPTED HOLDER LIMIT" means, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board pursuant to Section 5.9(ii)(g), and subject to adjustment pursuant to Section 5.9(ii)(h), the percentage limit established by the Board pursuant to Section 5.9(ii)(g).

        "MARKET PRICE" on any date means, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The "Closing Price" on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported on the principal national securities exchange on which such Shares are Listed or admitted to trading or, if such Shares are not Listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board.

        "NYSE" means the New York Stock Exchange.

        "PREFERRED SHARE OWNERSHIP LIMIT" means not more than 9.8% percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Preferred Shares of the Company, subject to adjustment pursuant to Section 5.9(ii)(h) (but not more than 9.9% percent of the aggregate of the outstanding Preferred Shares of the Company, as so adjusted). The number and value of outstanding Preferred Shares of the Company shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

        "PROHIBITED OWNER" means, with respect to any purported Transfer, any Person who, but for the provisions of Section 5.9(ii)(a), would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of the Shares that the Prohibited Owner would have so owned.

        "RESTRICTION TERMINATION DATE" means the first day after the Commencement of the Initial Public Offering on which the Company determines pursuant to Section 7.3 of the Charter that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Company to qualify as a REIT.

        "TRANSFER" means any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

        "TRUST" means any trust provided for in Section 5.9(iii)(a).

        "TRUSTEE" means the Person unaffiliated with the Company and a Prohibited Owner, that is appointed by the Company to serve as trustee of the Trust.

        (ii)    SHARES.

                (a) OWNERSHIP LIMITATIONS. During the period commencing on the date of the Company's qualification as a REIT and prior to the Restriction Termination Date:

                        (I)     BASIC RESTRICTIONS.

                                (A) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Preferred Shares in excess of the Preferred Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

                                (B)     No Person shall Beneficially or
                        Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Company being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the
                        Code).

                                (C)     Notwithstanding any other provisions
                        contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

                        (II) TRANSFER IN TRUST. If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of
                        Section 5.9(ii)(a)(I)(A) or (B),

                                (A)     then that number of Shares the
                        Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 5.9(ii)(a)(I)(A) or (B) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in
                        Section 5.9(iii), effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

                                (B) if the transfer to the Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 5.9(ii)(a)(I)(A) or (B), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 5.9(ii)(a)(I)(A) or (B) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

                (b) REMEDIES FOR BREACH. If the Board or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 5.9(ii)(a) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 5.9(ii)(a) (whether or not such violation is intended), the Board or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 5.9(ii)(a) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

                (c) NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate
                Section 5.9(ii)(a)(I) or any Person who would have owned Shares that resulted in a transfer to the Trust pursuant to the provisions of Section 5.9(ii)(a)(II) shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company's status as a REIT.

                (d) OWNERS REQUIRED TO PROVIDE INFORMATION. From the Commencement of the Initial Public Offering and prior to the Restriction Termination Date:

                        (I) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company's status as a REIT and to ensure compliance with the Common Share Ownership Limit and Preferred Share Ownership Limit; and

                        (II) each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine the Company's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

                (e) REMEDIES NOT LIMITED. Subject to Section 7.3 of the Charter, nothing contained in this Section 5.9(ii)(e) shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders in preserving the Company's status as a REIT.

                (f) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 5.9(ii),
                Section 5.9(iii), or any definition contained in Section 5.9(i), the Board shall have the power to determine the application of the provisions of this Section 5.9(ii) or Section 5.9(iii) or any such definition with respect to any situation based on the facts known to it. In the event Section 5.9(ii) or (iii) requires an action by the Board and the Charter fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 5.9.

                (g)     EXCEPTIONS.

                        (I) Subject to Section 5.9(ii)(a)(I)(B), the Board, in its sole discretion, may exempt a Person from the Common Share Ownership Limit and the Preferred Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

                                (A) the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such Shares will violate
                        Section 5.9(ii)(a)(I)(B);

                                (B) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board, rent from such tenant would not adversely affect the Company's ability to qualify as a REIT, shall not be treated as a tenant of the Company); and

                                (C) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 5.9(ii)(a) through
                        Section 5.9(ii)(f)) will result in such Shares being automatically transferred to a Trust in accordance with
                        Section 5.9(ii)(A)(II) and Section 5.9(iii).

                        (II)    Prior to granting any exception pursuant to
                        Section 5.9(ii)(g)(I), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                        (III) Subject to Section 5.9(ii)(a)(I)(B), an underwriter which participates in an Offering or a private placement of Shares (or Securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or Securities convertible into or exchangeable for Shares) in excess of the Common Share Ownership Limit, the Preferred Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such Offering or private placement.

                        (IV) The Board may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit or the Preferred Share Ownership Limit.

                (h) INCREASE IN COMMON SHARE OWNERSHIP LIMIT AND PREFERRED SHARE OWNERSHIP LIMIT. The Board may from time to time increase the Common Share Ownership Limit and the Preferred Share Ownership Limit; provided, however, that neither the Common Share Ownership Limit nor the Preferred Share Ownership Limit may be increased to a percentage that is greater than 9.9%.

                (i) NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or transfer of Shares prior to the Restriction Termination Date, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

                The securities of Orion Multifamily Investment Fund, Inc. (the "Company") are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Company's charter, (i) no Person may Beneficially or Constructively Own Common Shares of the Company in excess of 9.8 percent (in value or number of shares) of the outstanding Common Shares of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Preferred Shares of the Company in excess of
                9.8 percent (in value or number of shares) of the outstanding Preferred Shares of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in the Shares of the Company being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which causes or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this notice have the meanings defined in the charter of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Company on request and without charge.

        (iii)   TRANSFER OF SHARES IN TRUST.

                (a) OWNERSHIP IN TRUST. Upon any purported Transfer or other event described in Section 5.9(ii)(a)(II) that would result in a transfer of Shares to a Trust, such Shares shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 5.9(ii)(a)(II). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 5.9(iii)(f).

                (b) STATUS OF SHARES HELD BY THE TRUSTEE. Shares held by the Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

                (c) DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that the Shares have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee and
                (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 5.9, until the Company has received notification that Shares have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

                (d) SALE OF SHARES BY TRUSTEE. Subject to Section 5.9(e), the Trustee of the Trust shall sell the Shares held in the Trust to a person, designated

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

                by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 5.9(ii)(a)(I). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 5.9(iii)(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust and (2) the price per Share received by the Trustee from the sale or other disposition of the Shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then
                (i) such Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this
                Section 5.9, such excess shall be paid to the Trustee upon demand.

                (e) PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 5.9(iii)(d). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

                (f) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Shares held in the Trust would not violate the restrictions set forth in Section 5.9(ii)(a)(I) in the hands of such Charitable Beneficiary and
                (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

SECTION 5.10 SETTLEMENTS. Nothing in Section 5.9 shall preclude the settlement of any transaction with respect to the Common Shares entered into through the facilities of the NYSE or other national securities exchange or automated inter-dealer quotation system on which the Common Shares are Listed. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of Sections 5.9, and any transfer in such a transaction shall be subject to all of the provisions and limitations set forth in Section 5.9.

SECTION 5.11 SEVERABILITY. If any provision of Section 5.9 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of Section 5.9 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 5.12 ENFORCEMENT. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of
Section 5.9.

SECTION 5.13 NON-WAIVER. No delay or failure on the part of the Company or the Board in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board, as the case may be, except to the extent specifically waived in writing.

SECTION 5.14 REPURCHASE OF SHARES. The Board may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders; provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, Advisor, members of the Board or any Affiliates thereof may not receive any fees arising out of the repurchase of Shares by the Company.

SECTION 5.15 DISTRIBUTION REINVESTMENT PLANS. The Board may establish, from time to time, a Distribution reinvestment plan or plans (each, a "Reinvestment Plan"). Under any such Reinvestment Plan, (i) all material information regarding Distributions to the Stockholders and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to the Stockholders not less often than annually, and (ii) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (i) above.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

SECTION 6.1 NUMBER OF DIRECTORS. The number of Directors of the Company shall be five, which number may be increased or decreased from time to time pursuant to the Bylaws; provided, however, that the total number of Directors shall be not fewer than three and not more than nine; provided, further, however, that until such date as the Company's Prospectus as filed with the Securities and Exchange Commission shall become effective, the number of Directors of the Company shall be two. After the date of the final prospectus, a majority of the Board will be Independent Directors except for a period of up to 60 days after the death, removal or resignation of an Independent Director. Subject to the foregoing, any vacancy caused by the death, resignation or incapacity of a director shall be filled by a majority of the remaining directors, whether or not constituting a quorum. A vacancy arising by reason of an increase in the number of Directors shall be filled by a majority of the entire Board of Directors. Notwithstanding the foregoing, any vacancy caused by the removal of a director shall be filed by the affirmative vote of a majority of the stockholders entitled to vote on the matter. Independent Directors shall nominate replacements for vacancies in the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term, except as may otherwise be provided in the terms of any Preferred Shares issued by the Company. For the purposes of voting for Directors, each Share of stock may be voted for as many individuals as there are Directors to be elected and for whose election the Share is entitled to be voted. Cumulative voting for Directors is prohibited.

        The names of the Directors who shall serve on the Board until the first annual meeting of the Stockholders and until their successors are duly elected and qualify, subject to an increase in the number of Directors prior to the first annual meeting of the Stockholders, are:

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

SECTION 6.2 EXPERIENCES. Each Director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience, and at least one of the Independent Directors shall be a financial expert with at least three years of relevant finance experience.

SECTION 6.3 COMMITTEES. Subject to the MGCL, the Board may establish such committees as it deems appropriate, in its discretion, provided that the majority of the members of each committee are Independent Directors. Any Audit Committee established by the Board shall be composed solely of Independent Directors.

SECTION 6.4 TERM. Except as may otherwise be provided in the terms of any Preferred Shares issued by the Company, each Director shall hold office for one year, until the next annual meeting of Stockholders and until his successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.

SECTION 6.5 FIDUCIARY OBLIGATIONS. The Directors and the Advisor serve in a fiduciary capacity to the Company and have a fiduciary duty to the Stockholders of the Company, including, with respect to the Directors, a specific fiduciary duty to supervise the relationship of the Company with the Advisor.

SECTION 6.6 RESIGNATION, REMOVAL OR DEATH. Any Director may resign by written notice to the Board, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed from office with or without cause only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote generally in the election of directors, subject to the rights of any Preferred Shares to vote for such Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

SECTION 6.7 RIGHTS OF OBJECTING STOCKHOLDERS. Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the Board, upon the affirmative vote of a majority of the entire Board, shall determine that such rights shall apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

                                   ARTICLE VII

                        POWERS OF THE BOARD OF DIRECTORS

SECTION 7.1 GENERAL. The business and affairs of the Company shall be managed under the direction of the Board, and the Board shall have full, exclusive and absolute power, control and authority over the Company's assets and over the business of the Company as if it, in its own right, was the sole owner thereof, except as otherwise limited by the Charter. In accordance with the policies on investments and borrowing set forth in this Article VII and Article IX hereof, the Board shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. The Board may take any action that, in its sole judgment and discretion, is necessary or desirable to conduct the business of the Company. The Charter shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of the Charter or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board included in this Article VII shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland as now or hereafter in force.

SECTION 7.2 FINANCINGS. The Board shall have the power and authority to borrow or, in any other manner, raise money for the purposes and on the terms it determines, which terms may (i) include evidencing the same by issuance of Securities of the Company and (ii) have such provisions as the Board may determine (a) to reacquire such Securities; (b) to enter into other contracts or obligations on behalf of the Company; (c) to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person and
(d) to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company's assets to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company; provided, however, that the Company's Leverage on an aggregate basis may not exceed sixty-five percent (65%) of the aggregate fair market value of the Company's Assets as of the date of any borrowing; provided, that Leverage on any individual Asset may exceed such limit.

SECTION 7.3 DETERMINATION BY BOARD OF BEST INTEREST OF COMPANY. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board consistent with the Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Company and every holder of its Stock: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Stock or the payment of other Distributions on its Stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; any matter relating to the qualification of the Company as a REIT or election of a different tax status for the Company; or any other matter relating to the business and affairs of the Company.

                                  ARTICLE VIII

                                     ADVISOR

SECTION 8.1 APPOINTMENT AND INITIAL INVESTMENT OF ADVISOR. The Board is responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Board is not required personally to conduct the business of the Company, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor or its Affiliates have made an initial investment of $200,000 in the Company. The Advisor or any such Affiliate may not sell this initial investment while the Advisor remains a Sponsor but may transfer the initial investment to other Affiliates.

SECTION 8.2 SUPERVISION OF ADVISOR. The Board shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board. The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled. The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board. In addition, from time to time, but not less often than annually, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Independent Directors also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as (i) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Assets, (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company, (iii) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business, (v) the quality and extent of service and advice furnished by the Advisor, (vi) the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (vii) the quality of the Assets relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors that it deems relevant, and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board. The Board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

SECTION 8.3 FIDUCIARY OBLIGATIONS. The Advisor shall have a fiduciary responsibility and duty to the Company and to the Stockholders.

SECTION 8.4 AFFILIATION AND FUNCTIONS. The Board, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.

SECTION 8.5 TERMINATION. Either a majority of the Independent Directors or the Advisor may terminate the Advisory Agreement on sixty (60) days' written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and the Board in making an orderly transition of the advisory function.

SECTION 8.6 DISPOSITION FEE ON SALE OF PROPERTY. The Company may pay the Advisor a real estate disposition fee upon Sale of one or more Properties, in an amount equal to the lesser of (i) one-half (1/2) of the brokerage commission paid, or
(ii) three percent (3%) of the sales price of such Property or Properties. Payment of such fee may be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties, as determined by a majority of the Independent Directors. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such Property or Properties.

SECTION 8.7 INCENTIVE FEES. The Company may pay the Advisor an interest in the gain from the Sale of Assets, for which full consideration is not paid in cash or property of equivalent value, provided the amount or percentage of such interest is reasonable. Such an interest in gain from the Sale of Assets shall be considered presumptively reasonable if it does not exceed 10% of the balance of such net proceeds remaining after payment to Stockholders, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to 7% of the Invested Capital per annum cumulative. In the case of multiple Advisors, such Advisor and any of their Affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Company assets by each respective Advisor or any Affiliate.

SECTION 8.8 ORGANIZATION AND OFFERING EXPENSES LIMITATION. The Company shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall in no event exceed 15% of the Gross Proceeds of each Offering.

SECTION 8.9 ACQUISITION FEES. The Company may pay the Advisor and its Affiliates fees for the review and evaluation of potential investments in Assets; provided, however, that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to 6% of the Contract Purchase Price, or, in the case of a Mortgage, 6% of the funds advanced, provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

SECTION 8.10 ASSET MANAGEMENT FEE. The Company may pay the Advisor and its Affiliates quarterly fees for the Advisor's management of the Company's Assets; provided, however, that the total of all such asset management fees shall not exceed 0.125% of the average, at the end of each calendar month during the calendar quarter in respect of which such asset management fee is being calculated, of the aggregate book value of the Company's Assets invested in real estate equity interests and loans, before reserves for depreciation or bad debt or other similar non-cash reserves.

SECTION 8.11 FEES UPON TERMINATION OF ADVISOR. Upon the termination of the Advisor upon a change of control of the Company, by the Company without cause, or by the Advisor for good reason (as such terms may be defined in the definitive agreement memorializing the engagement of the Advisor by the Company), the Company may pay the Advisor either (x) a deferred acquisition fee not to exceed the amount by which 6% of the aggregate purchase price of all Properties purchased by the Company through the date of such termination exceeds the aggregate of all Acquisition Fees and Acquisition Expenses paid by the Company to such date, together with interest at a rate of 6% per annum from the date of acquisition of each Property, or (y) a termination fee not to exceed 15% of the amount, if any, by which the appraised value of the Properties owned by the Company on the date of such termination, less amounts of all indebtedness secured by such Properties exceeds the dollar amount equal to the sum of a 7% cumulative non-compound return on the Company's stockholders' net investment plus the amount of such investment.

SECTION 8.12 REIMBURSEMENT FOR TOTAL OPERATING EXPENSES. The Company may reimburse the Advisor, at the end of each fiscal quarter, for Total Operating Expenses incurred by the Advisor; provided, however that the Company shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. The Independent Directors shall have the responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an "Excess Amount") is justified. Within 60 days after the end of any fiscal quarter of the Company for which there is an Excess Amount there shall be sent to the Stockholders a written disclosure of such fact, together with, if the Independent Directors determine that the Excess Amount is justified, an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board. In the event that the Independent Directors do not determine that excess expenses are justified, the Advisor, within 60 days after the end of such fiscal quarter, shall reimburse the Company the amount by which the expenses exceeded the 2%/25% Guidelines.

SECTION 8.13 REIMBURSEMENT LIMITATION. The Company shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

                                   ARTICLE IX

                      INVESTMENT OBJECTIVES AND LIMITATIONS

SECTION 9.1 REVIEW OF OBJECTIVES. The Independent Directors shall review the investment policies of the Company with sufficient frequency (not less often than annually) to determine that the policies being followed by the Company are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

SECTION 9.2 CERTAIN PERMITTED INVESTMENTS.

        (i) The Company may invest in Assets, as defined in Article IV hereof.

        (ii) The Company may invest in Joint Ventures with the Sponsor, Advisor, one or more Directors or any of their Affiliates, only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

        (iii) Subject to any limitations in Section 9.3, the Company may invest in equity securities only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

SECTION 9.3 INVESTMENT LIMITATIONS. In addition to other investment restrictions imposed by the Board from time to time, consistent with the Company's objective of qualifying as a REIT, the following shall apply to the Company's investments:

        (i) Not more than 10% of the Company's total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

        (ii) The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company's ordinary business of investing in real estate assets and mortgages.

        (iii) The Company shall not invest in or make any Mortgage unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed the appraised value of the property, In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Sponsor, or any Affiliates thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Company's records for at least five (5) years and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

        (iv) The Company shall not make or invest in any Mortgage, including a construction loan, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria and the loans would not exceed the appraised value of the property. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

        (v) The Company shall not invest in indebtedness secured by a mortgage on real property which is subordinate to any mortgage or equity interest of the Advisor, the Sponsor or their Affiliates.

        (vi) The Company shall not issue (A) equity Securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to any redemption plan adopted by the Board on terms outlined in the Prospectus relating to any Offering, as such plan is thereafter amended in accordance with its terms); (B) debt Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (C) equity Securities on a deferred payment basis or under similar arrangements; or (D) options or warrants to the Advisor, Directors, Sponsor or any Affiliate thereof except on the same terms as such options or warrants are sold to the general public. Options or warrants may be issued to persons other than the Advisor, Directors, Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed ten percent of the outstanding Shares on the date of grant. The voting rights per share of Shares of the Company (other than the publicly held Shares of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Shares as the consideration paid to the Company for each privately offered Share of the Company bears to the book value of each outstanding publicly held Share.

        (vii) A majority of the Directors shall authorize the consideration to be paid for each Asset, ordinarily based on the fair market value of the Asset. If a majority of the Independent Directors determines, or if the Asset is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by the Independent

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

Directors. The Advisor may purchase an Asset on behalf of the Company without seeking the prior written consent of the Board if and to the extent that:

                (a) The aggregate purchase price of such Asset is less than $15,000,000;

                (b) The acquisition of such Asset would not, if consummated, violate or conflict with the investment guidelines of the Company as set forth in the Company's Prospectus as filed with the Securities and Exchange Commission;

                (c) The acquisition of such Asset would not, if consummated, violate the limitations on Leverage contained in Section 9.3(viii) below; and

                (d) The consideration to be paid for such Asset does not exceed the fair market value of such Asset, as determined by a qualified independent real estate appraiser selected in good faith by the Advisor and acceptable to the Independent Directors.

        (viii) The aggregate Leverage of the Company shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Board at least quarterly. Subject to the immediately following sentence, the maximum amount of such Leverage shall not exceed sixty-five percent (65%) of the aggregate fair market value of the Company's assets as of the date of any borrowing, provided, that Leverage on any individual Asset may exceed such limit. Any excess in borrowing over such 65% level shall be approved by a majority of the Independent Directors and disclosed to Stockholders in the next quarterly report of the Company, along with justification for such excess.

        (ix) The Company will continually review its investment activity to attempt to ensure that it is not classified as an "investment company" under the Investment Company Act of 1940, as amended.

        (x) The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Company.

        (xi) The Company shall not invest in real estate contracts of sale unless such contracts are in recordable form and appropriately recorded in the chain of title.

        (xii) The Company will not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any of the Company's directors or executive officers.

        (xiii) The Company will not invest in any equity securities unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with the Advisor, the Sponsor, any director, or any of their Affiliates shall be subject to the restrictions on joint venture investments set forth in Section 9.2(ii) of the charter.

        (xiv)   The Company shall not engage in any short sale.

        (xv) The consideration for any investment by the Company in properties must be approved by a majority of the directors, including a majority of the independent directors, based on the fair market value of the properties. If determined by a majority of the independent directors, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. The acquisition of any property from the Sponsor, the Advisor, any director, or any of their Affiliates shall be subject to the provisions on transactions with Affiliates set forth in Section 12.6 of the Charter.

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

        (xvi) The Company shall not invest in debt secured by a mortgage on real property that is subordinate to the lien of other debt, except where the total amount of all such debt, including the investment by the Company, does not exceed 90% of the appraised value of the property. The value of all such investments shall not exceed 25% of the Company's tangible assets.

        (xvii) The Company shall not engage in trading, as opposed to investment activities.

        (xviii) The Company shall not engage in underwriting activities or distribute, as agent, securities issued by others.

        (xix)   The Company shall not invest in foreign currency or bullion.

        (xx) The aggregate amount of borrowing shall not exceed 300% of the Company's net assets unless the excess is (a) approved by a majority of the Independent Directors, (b) disclosed to the stockholders in the Company's next quarterly report to stockholders and (c) subject to the approval of the stockholders.

        The Company shall not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (i) through (xix) of this Section 9.3.

                                    ARTICLE X

                              CONFLICTS OF INTEREST

SECTION 10.1 SALES AND LEASES TO COMPANY. The Company may purchase or lease an Asset or Assets from the Sponsor, the Advisor, a Director, or any Affiliate thereof only upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction (i) that such transaction is fair and reasonable to the Company, (ii) that such transaction is at a price to the Company no greater than the cost of the Asset to such Sponsor, Advisor, Director or Affiliate, or, if the price to the Company is in excess of such cost, that the Affiliate has taken significant action or made an additional investment after purchase which has increased the value of the property, (iii) that the property was acquired for the purpose of facilitating its purchase by the Company or facilitating the borrowing of money or the obtaining of financing by the Company or for some other business purpose of the Company and (iv) that there is no difference adverse to the Company in the interest rates of any loans secured by the property at the time acquired by the seller or lessor and at the time purchased or leased by the Company or other detriment to the Company. In no event shall the purchase price of any Property to the Company exceed its current appraised value.

SECTION 10.2 SALES AND LEASES TO THE SPONSOR, ADVISOR, DIRECTORS OR AFFILIATES. An Advisor, Sponsor, Director or Affiliate thereof may only purchase or lease Assets from the Company if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

SECTION 10.3 OTHER TRANSACTIONS.

        (i) Except pursuant to the Advisory Agreement or the Management Agreement, no goods or services will be provided by the Advisor or its Affiliates to the Company unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

        (ii) The Company shall not make loans to the Sponsor, Advisor, or any Affiliates thereof except Mortgages pursuant to Section 9.3(iii) hereof or loans to wholly owned subsidiaries of the Company. The Sponsor, Advisor, Directors and any Affiliates thereof shall not make loans to the Company, or to joint ventures in which the Company is a co-venturer, unless approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.

SECTION 10.4   CONFLICT RESOLUTION PROCEDURES.

        (i) Before the Advisor may take advantage of an investment opportunity for its own account or recommend it to others, the Advisor is obligated to present such opportunity to the Company if (i) such opportunity is compatible with the Company's investment objectives and policies, (ii) such opportunity is of a character which could be taken by the Company, and (iii) the Company has the financial resources to take advantage of such opportunity. In addition, the Advisor may not make any investment in multifamily property where the investment objective is substantially similar to the Company's investment objectives, nor recommend such investment opportunity to others, until such time as 75% of the Gross Proceeds have been invested or committed for investment.

        (ii) In the event that an investment opportunity becomes available that is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated for which both entities have sufficient uninvested funds, and the requirements of Section 10.4(i) above have been satisfied, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for an entity if the 2%/25% Guidelines could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, the Board and the Advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the acquisition both on diversification of each entity's investments by type of property and geographic area and on diversification of the tenants of its properties, the policy of each entity relating to leverage of properties, the anticipated cash flow of each entity, the income tax effects of the purchase to each entity, the size of the investment and the amount of funds available to each program and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of the acquisition of such investment or a delay in the construction of a property, causes any such investment, in the opinion of the Board and the Advisor, to be more appropriate for an entity other than the entity that committed to make the investment, the Advisor may determine that the other entity affiliated with the Advisors or its Affiliates will make the investment. It shall be the duty of the Board, including the Independent Directors, to ensure that the method used by the Advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of Assets is applied fairly to the Company.

                                   ARTICLE XI

                                  STOCKHOLDERS

SECTION 11.1 MEETINGS OF STOCKHOLDERS. There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date that is a reasonable period of time following the distribution of the

Company's annual report to Stockholders but not less than thirty (30) days after delivery of such report. A majority of Stockholders present in person or by proxy at an annual meeting at which a quorum is present, may vote to elect the Directors. A quorum shall be a majority of the then outstanding Shares. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the president or by a majority of the Directors or a majority of the Independent Directors, and shall be called by an officer of the Company upon written request of Stockholders holding in the aggregate not less than ten percent of the outstanding Shares entitled to be voted on any issue proposed to be considered at any such special meeting. Notice of any special meeting of Stockholders shall be given as provided in the Bylaws, and the special meeting shall be held not less than 15 days nor more than 60 days after the delivery of such notice. If the meeting is called by written request of Stockholders as described in this Section 11.1, the special meeting shall be held at the time and place specified in the Stockholder request; provided, however, that if none is so specified, at such time and place convenient to the Stockholders. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.

SECTION 11.2 VOTING RIGHTS OF STOCKHOLDERS. Subject to the provisions of any class or series of Shares then outstanding, the Stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Board, as provided in Sections 11.1, 6.4 and 6.6 hereof; (b) amendment of the Charter, without the necessity for concurrence by the Board, as provided in Section 13.1 hereof; (c) reorganization of the Company as provided in Section 13.2 hereof; and (d) merger, consolidation or sale or other disposition of all or substantially all of the Company's assets, as provided in Section 13.3 hereof. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Board.

SECTION 11.3 RIGHT OF INSPECTION. Any Stockholder and any designated representative thereof shall be permitted access to all of the records of the Company at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

SECTION 11.4 ACCESS TO STOCKHOLDER LIST. An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Company, along with the number of Shares held by each of them (the "Stockholder List"), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder's designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten days of receipt by the Company of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders' voting rights, and the exercise of Stockholder rights under federal proxy laws.

        If the Advisor or the Board neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and/or the Board, as the case may be, shall be liable to any Stockholder requesting the list for the costs, including reasonable attorneys' fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the

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

same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. Notwithstanding the foregoing, one or more Persons who together are and for at least six months have been, Stockholders holding at least five percent of any class of the Company's outstanding stock may, upon written request, inspect and copy the Company's stock ledger. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

SECTION 11.5 REPORTS. The Directors, including the Independent Directors, shall take reasonable steps to insure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held Securities within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Commencement of the Initial Public Offering that shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

                                   ARTICLE XII

         LIABILITY OF STOCKHOLDERS, DIRECTORS, ADVISORS AND AFFILIATES;
                 TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

SECTION 12.1 LIMITATION OF STOCKHOLDER LIABILITY. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company's assets or the affairs of the Company by reason of his being a Stockholder.

SECTION 12.2 LIMITATION OF DIRECTOR AND OFFICER LIABILITY. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Company shall be liable to the Company or its Stockholders for money damages. Neither the amendment nor repeal of this Section 12.2, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 12.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

SECTION 12.3 INDEMNIFICATION.

        To the maximum extent permitted by Maryland law in effect from time to time (but subject to the provisions of subparagraphs (a) (b) and (c) below), the Company shall indemnify, and pay

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

or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director or officer of the Company, (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served as a director, officer, partner, or trustee of another corporation, real investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise, and (iii) the Advisor and its officers, directors and Affiliates, (such persons and the Advisor and its officers, directors and Affiliates being referred to herein as the "Indemnitee") from and against any claim or liability to which the Indemnitee may become subject or which the Indemnitee may incur by reason of his, her or its service in such capacities. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation or Orion Multifamily LLC.

        (a) So long as the Company is subject to the NASAA REIT Guidelines, the Company will not indemnify any Indemnitee unless (i) the Indemnitee has determined in good faith that the course of conduct which caused the loss, liability or expense was in the best interests of the Company, (ii) the Indemnitee was acting on behalf of the Company or performing services for the Company and (iii) the liability, loss or expense was not the result of negligence or misconduct on the part of the Indemnitee, except that if the Indemnitee is or was an independent director, the liability, loss or expense was not the result of gross negligence or willful misconduct. In any such case, the indemnification or agreement to indemnify shall be recoverable only out of the net assets of the Company and not from the assets of any stockholder.

        (b) So long as the Company is subject to the NASAA REIT Guidelines, the Company will not indemnify any Indemnitee for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) each claim or count involving alleged violations of federal or state securities has been adjudicated in favor of the Indemnitee, or
(ii) each such claim or count has been dismissed with prejudice by a court of competent jurisdiction, or a court of competent jurisdiction approves a settlement of each such claim or count and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the Securities and Exchange Commission and the published position of any applicable state securities regulatory authority as to indemnification for securities law violations.

        (c) So long as the Company is subject to the NASAA REIT Guidelines, the Company will advance amounts to an Indemnitee only if (i) the proceeding relates to acts or omissions relating to the performance of duties or services for the Company or on its behalf, (ii) the proceeding is initiated by a third party who is not a stockholder or is initiated by a stockholder acting in his or her capacity as such, and a court of competent jurisdiction specifically approves the advancement, (iii) the Indemnitee provides the Company with written affirmation of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification, and (iv) the Indemnitee undertakes in writing to repay the advanced funds to the Company, together with interest at the applicable legal rate of interest if the Indemnitee is found not to be entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the MGCL or any successor statute.

        (d) The Company may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the Advisor, or any of his, her or its Affiliates, against any claim or liability asserted or incurred by reason of or arising out of such status; provided, however, that the Company shall not incur the cost of any liability insurance which insures any person against any claim or liability for which he, she or it could not be indemnified under the charter of the Company.

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

        (e)     The Board may take such action as is necessary to carry out this
Section 12.3 and is expressly empowered to adopt, approve and amend from time to time Bylaws, resolutions or contracts implementing such provisions. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

SECTION 12.4 PAYMENT OF EXPENSES. Subject to the provisions of Section 12.3(c) of this Article XII, the Company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding upon receipt by the Company of (i) a written affirmation by the Indemnitee of his, her or its good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification as authorized by Section 2-418 of the MGCL and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount paid or reimbursed by the Company if it is ultimately determined that the standard of conduct has not been met. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the MGCL or any successor statute.

SECTION 12.5 EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company's assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

SECTION 12.6 TRANSACTIONS WITH AFFILIATES. Subject to the provisions of Article X of this Charter, the Company shall not engage in transactions with the Advisor, the Sponsor, a Director or any of their Affiliates, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Directors (including a majority of the Independent Directors) not Affiliated with the Person who is party to the transaction as being fair and reasonable to the Company.

                                  ARTICLE XIII

                     AMENDMENT; REORGANIZATION; MERGER, ETC.

SECTION 13.1 AMENDMENT. The Company reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation. Except as otherwise provided in the Charter, any amendment to the Charter shall be valid if the Board determines that such amendment is advisable and is approved by the affirmative vote of a majority of all votes entitled to be cast on the matter.

SECTION 13.2 REORGANIZATION. Subject to the provisions of any class or series of Shares at the time outstanding, the Board shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company's assets and to carry on the affairs of the Company, or (ii) to merge the Company into, or sell, convey and transfer the Company's assets to any such corporation, association, trust or organization in exchange for securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above, terminate the Company and deliver such securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Shares held by them; provided, however, that any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.

SECTION 13.3 MERGER, CONSOLIDATION OR SALE OF COMPANY ASSETS. Subject to the provisions of any class or series of Shares then outstanding, the Board shall have the power to: (i) merge the Company into another entity; (ii) consolidate the Company with one or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Company's assets; or (iv) dissolve or liquidate the Company, other than before the initial investment in Assets; provided, however, that such action shall have been determined by the Board to be advisable, and approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties. For purposes of this
Section 13.3, "substantially all" shall mean two-thirds (2/3) or more of the Company's Assets, based on the fair market value thereof.

        In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company's assets shall be obtained from a competent Independent Appraiser substantially engaged in the business of rendering valuation opinions of assets of the kind held by the Company. The Company's assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

        (i) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

        (ii)    one of the following:

                (a) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

                (b) receiving cash in an amount equal to the Stockholder's pro rata share of the appraised value of the net assets of the Company.

        The Company is prohibited from participating in any proposed Roll-Up
Transaction:

        (i) that would result in the Stockholders having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 11 and
12.1 hereof;

        (ii) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an

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

investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

        (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those described in Sections 11.5 and 11.6 hereof;

        (iv) which would result in the stockholders having rights which are more restrictive than those provide in the charter, including any restriction on the frequency of meetings,

        (v) which would result in the stockholders having greater liability than provided in the charter,

        (vi) which would result in the stockholders having fewer rights to receive reports than provided in the charter, or

        (vii) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.

SECTION 13.4 CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision hereof, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition of Shares by Related Capital Company or its Affiliates. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor provision, apply to any prior or subsequent control share acquisition.

                                   ARTICLE XIV

                                  MISCELLANEOUS

SECTION 14.1 RELIANCE BY THIRD PARTIES. Any certificate shall be final and conclusive as to any persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which this Charter may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Board or Stockholders;
(iv) a copy of the Charter or of the Bylaws as a true and complete copy as then in force; (v) an amendment to this Charter; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts that relate to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Board or by any duly authorized officer, employee or agent of the Company.

SECTION 14.2 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

        (i) The provisions of this Charter are severable, and if the Board shall determine that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Charter, even without any amendment of this Charter pursuant to Section 13.1 hereof; provided, however, that such determination by the Board shall not affect or impair any of the remaining provisions of this Charter or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

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        (ii)    If any provision of this Charter shall be held invalid or
unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Charter in any jurisdiction.

SECTION 14.3 CONSTRUCTION. In this Charter, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Charter. In defining or interpreting the powers and duties of the Company and its Directors and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the MGCL.

SECTION 14.4 RECORDATION. These Articles of Amendment and Restatement and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Board deem appropriate, but failure to file for record these Articles of Amendment and Restatement or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of these Articles of Amendment and Restatement or any amendment hereto. Any restated Charter shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Articles of Incorporation and the various amendments thereto.

SECTION 14.5 Pursuant to Section 3-603 of the MGCL, any business combination with the Sponsor or the Advisor or any of their Affiliates, or with any director, officer or Affiliate of the Company, is hereby exempted from the provisions of Section 3-602 of the MGCL.

THIRD: The Articles of Amendment and Restatement of the Charter as hereinabove set forth were duly adopted by the Board of Directors of the Company at a meeting held on July __, 2003 and approved by the written consent of the sole stockholder of the Company dated July __, 2003 as required by the MGCL.

FOURTH: The current address of the principal office of the Company is as set forth in Article III of the foregoing Articles of Amendment and Restatement of the Charter.

FIFTH: The name and address of the Company's current resident agent are as set forth in Article III of the foregoing Articles of Amendment and Restatement of the Charter.

SIXTH: As of the date of the filing of the foregoing Articles of Amendment and Restatement of the Charter, the number of directors of the Company is two, and the names of the directors are Stuart J. Boesky and Marc D. Schnitzer.

SEVENTH: The total number of shares of stock which the Company had authority to issue immediately prior to this amendment and restatement was 1,000 shares all of one class, $0.01 par value per share. The aggregate par value of all shares of stock having par value was $10. The total number of shares of stock which the Company has authority to issue pursuant to the foregoing amendment and restatement of the charter is 70,000,000, consisting of 60,000,000 Common Shares, $0.01 par value per share, and 10,000,000 Preferred Shares, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $700,000.

EIGHTH: THE UNDERSIGNED, President and Chief Executive Officer of Orion Multifamily Investment Fund, Inc., who executed on behalf of said Company the foregoing Articles of Amendment and Restatement, of which this certificate is made a party, hereby acknowledges the foregoing Articles of Amendment and Restatement to be the corporate act of said Company, and, as to all matters or facts required to be verified under oath, further acknowledges that, to the best of his knowledge, information

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and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

                         [SIGNATURES ON FOLLOWING PAGE]

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

IN WITNESS WHEREOF, Orion Multifamily Investment Fund, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer, and attested by its Secretary, on this __ day of July, 2003.

ATTEST:

By:                                             By:
   ---------------------------                     ---------------------------
   Secretary                                       President

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